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Exhibit 1.1

For Immediate Release

FOG CUTTER CAPITAL GROUP INC. NAMES ROSEN AS PRESIDENT

PORTLAND, OR.—January 6, 2003—Fog Cutter Capital Group Inc. (Nasdaq: FCCG), a diversified investment group specializing in mortgage and real estate related assets, has announced the appointment of Robert G. Rosen as President of the Company. Mr. Rosen will continue to serve as a member of the Board of Directors.

Rosen had previously been Executive Vice President of the Company since October 1999 and is currently the President of Fog Cutter Capital Markets Inc., a wholly owned subsidiary of the Company, investing in mortgage-backed securities.

Prior to joining the Company, Mr. Rosen was Senior Vice President of Asset Securitization and Capital Markets for Wilshire Financial Services Group Inc. Mr. Rosen was also the Vice President of Securitization at BTM Capital Corp., a wholly owned subsidiary of the Bank of Tokyo-Mitsubishi, Ltd. From January 1995 until March 1997, Mr. Rosen was a Director of Black Diamond Advisors, Inc., a firm specializing in the securitization and capital markets needs of finance companies. Prior to that, Mr. Rosen was with Kidder Peabody and Co. in the Asset-Backed Securitization Group.

Fog Cutter Capital Group Inc. focuses on investing, structuring and managing real estate-related assets, including the acquisition of companies engaged in real estate investment activities, mortgage-backed securities, mezzanine real estate loans and other real estate related assets. The Company invests where its expertise in intensive asset management, mortgage and real estate credit analysis and financial structuring can create value. Many of these investments, particularly in corporate acquisitions, are acquired in conjunction with partners.

The Company seeks to invest directly or indirectly in real estate-related assets that provide an appropriate risk-adjusted rate of return and the opportunity for capital gains. The Company maintains a flexible approach with respect to the nature of its investments, seeking to take advantage of opportunities as they arise or are developed.

Forward Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements so long as those statements are identified as forward-looking and are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those projected in such statements. All of the statements contained in this release, which are not identified as historical, should be considered forward-looking. In connection with certain forward-looking statements contained in this release and those that may be made in the future by or on behalf of the company which are identified as forward-looking, the company notes that there are various factors that could cause actual results to differ materially from those set forth in any such forward-looking statements. Such factors include but are not limited to, the real estate market, the availability of real estate assets at acceptable prices, the availability of financing, interest rates, and European markets. Accordingly, there can be no assurance that the forward-looking statements contained in this release will be realized or that actual results will not be significantly higher or lower. The forward-looking statements have not been audited by, examined by, or subjected to agreed-upon procedures by independent accountants, and no third party has independently verified or reviewed such statements. Readers of this release should consider these facts in evaluating the information contained herein. The inclusion of the forward-looking statements contained in this release should not be regarded as a representation by the company or any other person that the forward-looking statements contained in this release will be achieved. In light of the foregoing, readers of this release are cautioned not to place undue reliance on the forward-looking statements contained herein.

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  Exhibit 1.1
FOG CUTTER CAPITAL GROUP INC. NAMES ROSEN AS PRESIDENT
  Forward Looking Statements